EXHIBIT 10.6

AMENDMENT NO. 6

TO

1999 OMNIBUS STOCK INCENTIVE PLAN

This Amendment No. 6 to the 1999 Omnibus Stock Incentive Plan (this “Amendment”) is executed by the undersigned, by and on behalf of Caldera International, Inc., a Delaware corporation (the “Company”).

Background

The Company is the successor in interest and has adopted the Caldera Systems, Inc. 1999 Omnibus Stock Incentive Plan (the “1999 Plan”).  The Company desires to amend the 1999 Plan to increase the number of shares of Common Stock reserved for issuance under the 1999 Plan.  Capitalized terms used in this Amendment but not defined herein have the meaning set forth in the 1999 Plan.

Amendment

NOW, THEREFORE, the 1999 Plan is hereby amended as follows:

1.               Increase is Number of Shares Subject to the 1999 Plan and Individual Limitation.  The first sentence of Section 3(a) of the 1999 Plan is hereby deleted in its entirety and the following is inserted in its stead:

“Subject to adjustment under Section 3(c) below, as of November 2, 2001, the maximum number of shares of Common Stock that may be issued under the Plan shall be 15,300,423 shares, increased as of November 1 each year (the November 1, 2001 increase having been included in the 15,300,423), beginning November 1, 2000, by three percent (3%) of the total number of shares of Common Stock that are issued and outstanding on the immediately preceding October 31st.

2.               Ratification.  Except as specifically modified hereby, the 1999 Plan is hereby ratified and affirmed by the Company.

3.               Effectiveness.  No shares of Common Stock shall be issued or other Incentive Awards shall be permitted to be exercised in reliance upon this Amendment unless and until the stockholders have approved this Amendment and any waiting periods required by governing laws or regulations have passed.

The undersigned, who is the duly elected Secretary of the Board of Directors of the Company, hereby certifies that the Board of Directors of the Company approved this Amendment on October 3, 2001.

Caldera International, Inc., a Delaware corporation

By:	/s/ J. HARRISON COLTER
J. Harrison Colter
Secretary to the Board of Directors